Exhibit 10.16

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

among

Warner Music Group Corp.

WMG Holdings Corp.

WMG Acquisition Corp.

and

Certain Stockholders of Warner Music Group Corp.

As Amended and Restated as of May __, 2005

i

ii

iii

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement made as of May __, 2005 (the “Agreement”) amends and restates the Stockholders Agreement made as of February 29, 2004 and amended as of July 30, 2004 (the “Original Agreement”) by and among:

(i)                                     Warner Music Group Corp., a Delaware corporation formerly known as WMG Parent Corp. (the “Company”);

(ii)                                  WMG Holdings Corp., a Delaware corporation (“Midco”);

(iii)                               WMG Acquisition Corp., a Delaware corporation (the “Purchaser”);

(iv)                              each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively, so long as they remain parties to this Agreement, the “Investors”);

(v)                                 each Person executing this Agreement or the Original Agreement and listed as a Manager on the signature pages hereto or thereto, together with each Person joining this Agreement as a Manager pursuant to Section 10.2(j) (collectively, so long as they remain parties to this Agreement, the “Managers” and together with the Investors, the “Stockholders”); and

(vi)                              such other Persons, if any, that from time to time become party hereto as holders of Other Holder Shares (as defined below) pursuant to Section 6.5 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the “Other Holders”).

RECITALS

1.             The Company was formed for the purpose of acquiring (the “Acquisition”), indirectly through one or more subsidiaries, pursuant to a Purchase Agreement, dated as of November 24, 2003 (the “Acquisition Agreement”), between Time Warner Inc. and the Purchaser, the Warner Recorded Music Business and the Warner Music Publishing Business (as defined in the Acquisition Agreement).

2.             As of the effectiveness of this Agreement pursuant to Section 1.1, the outstanding Shares (as defined below) were held as set forth on Schedule 1 hereto.

3.             The parties believe that it is in the best interests of the Company, Midco and the Stockholders to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.     EFFECTIVENESS; DEFINITIONS.

1.1.          Closing.  This Agreement shall become effective on the later of (i) the closing of the Company’s Initial Public Offering or (ii) the date on which this Agreement has been executed by the Company, Midco, the holders of a Majority in Interest of the Shares and each of the Investor Groups in accordance with Section 10.2 of the Original Agreement (it being understood that, for purposes of this sentence, capitalized terms shall have the meanings ascribed to them in the Original Agreement), provided that the amendment hereby of Section 3.1.2(b) shall become effective immediately upon full execution hereof as set forth in clause (ii) above.  The Original Agreement became effective upon consummation of the closing under the Acquisition Agreement (the “Closing”).

1.2.          Definitions.  Certain terms are used in this Agreement as specifically defined herein.  These definitions are set forth or referred to in Section 11.2 hereof.

2.     VOTING AGREEMENT.

2.1.          Election of Directors.

2.1.1.  Board Size.  Each holder of Company Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Company Shares, whether at any annual or special meeting, by written consent or otherwise, to fix the number of members of the board of directors of the Company (the “Board”):

2.1.1.1.    At fourteen at all times prior to the first anniversary of the date on which the Company ceases to be a Controlled Company.

2.1.1.2.    At such number (as shall be determined from time to time by the Investor Groups) at all times on or after the first anniversary of the date on which the Company ceases to be a Controlled Company.

2.1.2.  Designation of Directors.  Each holder of Company Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Company Shares, whether at any annual or special meeting, by written consent or otherwise:

(a)           so as to cause the Company’s directors, at all times prior to the first anniversary of the date on which the Company ceases to be a Controlled Company, to consist of: (i) five THL Directors, (ii) three Bain Directors, (iii) one Providence Director, (iv) one Lexa Director, (v) one director who at all times shall be the then current chief executive officer of the Company (the “CEO Director”), who shall initially be Edgar Bronfman, Jr., with Mr. Bronfman also to serve as Chairman of the Board during his tenure as the CEO Director, and (vi) three additional directors (the “Independent Directors”);
(b)           so as to cause the Company’s directors, at all times on or after the first anniversary of the date on which the Company ceases to be a Controlled Company, to consist of such directors as shall have been designated pursuant to such procedures as the Investor Groups shall agree from time to time, subject to the requirements of applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company might be listed); and
(c)           so as to elect as the Company’s directors:
(i)            the number of THL Directors as determined under or in accordance with procedures established pursuant to this Section 2.1.2, designated as follows: (A) first, one director designated by Thomas H. Lee Equity Fund V, L.P., if it then holds any Company Shares, (B) then, one director designated by Thomas H. Lee Parallel Fund V, L.P., if it then holds any Company Shares, (C) then, one director designated by THL WMG Equity Investors, L.P., if it then holds any Company Shares and (D) then, such other directors designated by the Majority THL Investors as the remaining THL Directors;
(ii)           the number of Bain Directors as determined under or in accordance with procedures established pursuant to this Section 2.1.2, designated as follows: (A) first, one director designated by Bain Capital VII Coinvestment Fund, L.P., if (1) it then holds any Company Shares or (2) it is then the sole member of Bain Capital VII Coinvestment Fund, LLC and the latter then holds any Company Shares, it being understood and agreed that Bain Capital VII Coinvestment Fund, L.P. is intended to be a third party beneficiary of this Section 2.1.2(c)(ii)(A) and the related provisions of Section 2.2 and shall be entitled to enforce such provisions of this Agreement as though it were a party hereto, and (B) then, such other directors designated by the Majority Bain Investors as the remaining Bain Directors;
(iii)          the number of Providence Directors as determined under or in accordance with procedures established pursuant to this Section 2.1.2, designated by Providence Equity Partners IV, L.P., if it then holds any Company Shares, otherwise by the Majority Providence Investors;
(iv)          the number of Lexa Directors as determined under or in accordance with procedures established pursuant to this Section 2.1.2, designated by Music Capital Partners, L.P., if it then holds any Company Shares, otherwise by the Majority Lexa Investors;
(v)           the CEO Director; and

(vi)          the number of Independent Directors as determined under or in accordance with procedures established pursuant to this Section 2.1.2, each of whom shall be  designated unanimously by the members of the Board elected pursuant to clauses (i) through (v) above.

2.1.3.  Investor Directors.  Upon any reduction in the number of THL Directors, Bain Directors, Providence Directors or Lexa Directors in accordance with procedures established pursuant to Section 2.1.2, the applicable Investor Group promptly shall cause one or more of its designated directors, as the case may be, to resign.

2.1.4.  CEO Director.  If at any time a person serving as the CEO Director ceases to be the chief executive officer of the Company, the Company and the holders of Company Shares agree promptly to act in accordance with the provisions hereof to cause the removal of such director and, at such time as a succeeding chief executive officer of the Company is appointed in conformity with the provisions hereof, the election of such person as the CEO Director.  The CEO Director may not be removed, with or without cause, so long as such director continues to serve as the chief executive officer of the Company.

2.1.5.  Independent Directors.  An Independent Director may be removed with, and only with, the consent of each Investor Group then entitled to designate at least one director pursuant to Section 2.1.

2.1.6.  Further Assurances.  Each holder of Company Shares hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the provisions of this Section 2.1.  The Company, subject to the Board’s fiduciary duties, hereby agrees to take, at any time and from time to time, all actions within its control necessary to accomplish the provisions of this Section 2.1 (including (i) causing the nomination of any person designated in accordance with this Section 2.1 in connection with any election in respect of the applicable directorship and (ii) to the extent permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company might be listed), causing the size of the Board to be adjusted in accordance with any determination from time to time by the Investor Groups pursuant to Section 2.1.2 as to the size and composition of the Board to be in effect on or after the first anniversary of the date on which the Company ceases to be a Controlled Company).

2.2.          Removal and Replacement; Vacancies.  Members of the Board designated by a particular Investor Group (or member thereof) may be removed by, and only by, the Investor Group (or member thereof) entitled to designate such member of the Board.  The CEO Director and the Independent Directors may be removed only in accordance with Section 2.1.4 or 2.1.5, respectively.  If, prior to his or her election to the Board, any designee for Investor Director or Independent Director is unable or unwilling to serve as a director, then the applicable designating Person or group, as set forth in Section 2.1.2, shall be entitled to nominate a replacement.  If, following election to the Board, any Investor Director or Independent Director resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then the applicable designating Person or group, determined under or in accordance with procedures established pursuant to Section 2.1.2, shall designate a replacement.  If any designating Person or group fails to designate a person to fill any directorship, then such directorship shall be vacant.

2.3.          Grant of Proxies.  Each holder of Company Shares hereby grants an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such holder’s Company Shares in accordance with such holder’s agreements contained in Sections 2.1 and 2.2 to: (a) each Investor Group then entitled to designate any Investor Directors solely in respect of the election or removal of such Investor Group’s Investor Directors and (b) the Company otherwise.  Each of the foregoing proxies shall be valid and remain in effect until the provisions of Sections 2.1 and 2.2 expire pursuant to Section 2.10.

2.4.          Reserved.

2.5.          Committees.  The Company shall, and each holder of Company Shares shall use its best efforts to, cause the Board to maintain the following committees: (i) an Executive Committee, to be chaired by a THL Director, if any, selected by the Majority THL Investors, and including a Bain Director and a Providence Director, if any, selected by the applicable Investor Group, and the CEO Director (ii) an Audit Committee, (iii) a Compensation Committee and (iv) if the Board determines in its discretion, a Governance Committee.  No committee shall have the power to act for the Board where such action would otherwise require the vote or consent of a majority of the entire Board under applicable law, pursuant to the Company’s certificate of incorporation or by-laws or pursuant to this Agreement.

2.6.          Significant Transactions.  If a vote of holders of Shares is required under any applicable law or stock exchange regulations in connection with a Change of Control transaction being implemented pursuant to Section 4.2, each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Stockholder Majority may instruct by written notice to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Requisite Stockholder Majority of their rights under Section 4.2.  Each holder of Shares hereby grants to each member of such Requisite Stockholder Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such holder’s Shares in accordance with such holder’s agreements contained in this Section 2.6, which proxy shall be valid and remain in effect until the provisions of this Section 2.6 expire pursuant to Section 2.10.

2.7.          Reserved.

2.8.          Reserved.

2.9.          The Company.  The Company will not to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

2.10.        Period.  Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control and (b) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company might be listed).

3.     TRANSFER RESTRICTIONS.

3.1.          Transfers Allowed.  Until the expiration of the provisions of this Section 3, no holder of Shares shall Transfer any of such holder’s Shares to any other Person except as follows:

3.1.1.  Permitted Transferees.  Subject to Section 3.4, but without regard to any other restrictions on transfer contained elsewhere in this Agreement, any holder of Shares may Transfer any or all of such Shares to such holder’s Permitted Transferees, so long as such Permitted Transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.2 (if not already bound hereby).

3.1.2.  Distributions and Charitable Contributions.  Any holder of Shares may Transfer any or all of such Shares (a) in a pro rata Transfer to its partners, members or stockholders or (b) to a Charitable Organization (whether directly or indirectly by means of one or more intermediate Transfers to any one or more direct or indirect partners, members or stockholders), without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6.3.4, if applicable).  Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement but may be deemed Other Holder Shares if and to the extent so provided in Section 6.5.

3.1.3.  Public Transfers.  Any holder of Shares may Transfer any or all of such Shares: (a) in a Public Offering or (b) pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case in compliance with Section 3.3 and Section 3.4, but without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6.3.4, if applicable).  Shares Transferred pursuant to this Section 3.1.3 shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.1.4.  Tag Along and Drag Along.  Any holder of Shares may Transfer any or all of such Shares pursuant to Section 4.2, without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6.3.4, if applicable).  A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4.1 without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6.3.4, if applicable).  Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.1.5.  Other Private Transfers.  In addition to any Transfers made in accordance with Sections 3.1.1, 3.1.2, 3.1.3 and 3.1.4, any holder of Shares may Transfer any or all of such Shares subject to compliance with all of the following conditions:

(i)            Reserved;
(ii)           in compliance with Section 4.1;
(iii)          in compliance with Section 3.4; and
(iv)          if applicable, in compliance with Section 6.3.4.

Any Shares so Transferred to a Person other than a Stockholder or a Permitted Transferee shall conclusively be deemed thereafter not to be Shares under this Agreement but may be deemed Other Holder Shares if and to the extent so provided in Section 6.5.

3.2.          Permitted Transferees.  Any Permitted Transferee receiving Shares in a Transfer pursuant to Section 3.1.1 or 3.1.5 shall be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Stockholder that Transfers the Shares to such Permitted Transferee as if such Permitted Transferee were such Stockholder.  Prior to the initial Transfer of any Shares to any Permitted Transferee pursuant to Section 3.1.1 or 3.1.5, and as a condition thereto, each holder of Shares effecting such Transfer shall (i) cause such Permitted Transferee to deliver to the Company and each of the Stockholders (other than the transferor or the Managers) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) remain directly liable for the performance by the Permitted Transferee of all obligations of such Permitted Transferee under this Agreement.  To the extent a Permitted Transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof shall cease to control such Permitted Transferee, (i) such change of control shall be deemed to be a Transfer of the Shares held by such Permitted Transferee subject to the Transfer restrictions contained or referenced in this Section 3 and (ii) to the extent such Permitted Transferee then holds assets in addition to Shares, the determination of the purchase price deemed to have been paid for the Shares held by such Permitted Transferee in such deemed Transfer for purposes of the provisions of Sections 3 and 4 shall be made by the Board in good faith; provided that, Music Capital Partners, L.P. ceasing to control its Permitted Transferee ALP Music Capital Partners, L.P. following the transfer referred to in the second sentence of the definition of Permitted Transferee shall not be a deemed a Transfer of Shares pursuant to the provisions of the foregoing sentence.

3.3.          Restrictions on Public Transfers.  Each Specified Holder promptly shall notify each Related Stockholder (i) when it has commenced a measurement period for purposes of the Rule 144 group volume limit in connection with a Sale that is subject to such limit and (ii) what the volume limit for that measurement period, determined as of its commencement, will be.  Each Related Stockholder shall be entitled to effect Sales that are subject to the Rule 144 group volume limit pro rata during the applicable measurement period based on its percentage ownership of Shares held by all holders of Shares at the start of such measurement period.  In the event any Related Stockholder agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to the Specified Holder and all other Related Stockholders, the remainder shall be re-allocated pro rata among Specified Holder and all other Related Stockholders in like manner (except that the Shares held by such forfeiting Related Holder at the start of such measurement period shall be excluded from such calculation).  The provisions of this Section 3.3 shall not apply to any Transfer of Shares (i) in a Public Offering or (ii) not subject to volume limitation under Rule 144.  For purposes of this Section 3.3, a “Specified Holder” means a holder of Shares whose sale of Shares pursuant to Rule 144 would be subject to aggregation with another Stockholder (such other Stockholder being a “Related Stockholder”).

3.4.          Restrictions on Transfers to Strategic Investors.  In addition to any other provision of this Agreement, no holder of Shares shall Transfer any Shares pursuant to Sections 3.1.1, 3.1.3 or 3.1.5 of this Agreement to a Strategic Investor without the approval of a majority of the entire Board and the approval of the Requisite Stockholder Majority.  If any Prospective Selling Stockholder proposes to Transfer any Shares pursuant to Sections 3.1.1, 3.1.3 or 3.1.5 to any Prospective Buyer, the Prospective Selling Stockholder shall furnish a written notice (which notice may be the same notice as the Tag Along Notice, if any, delivered pursuant to Section 4.1, so long as such notice includes all of the information required by the next sentence) to the Company and each other holder of Shares at least ten business days prior to such proposed Transfer.  Such notice shall set forth the principal terms of the proposed Transfer, including (i) the number and class of the Shares to be Transferred, (ii) the per share purchase price or the formula by which such price is to be determined and (iii) the name and address of the Prospective Buyer.  If the Prospective Buyer (or an Affiliate thereof) has previously been determined by a majority of the entire Board and the Requisite Stockholder Majority to be a Strategic Investor, or is presumed to be a Strategic Investor pursuant to the definition thereof, and such determination or presumption has not been reversed by written notice to all holders of Shares, the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the written approval of a majority of the entire Board and of the Requisite Stockholder Majority.   If the Prospective Buyer (or an Affiliate thereof) has not previously been determined by a majority of the entire Board and the Requisite Stockholder Majority to be a Strategic Investor, or is not presumed to be a Strategic Investor pursuant to the definition thereof, the Prospective Selling Stockholder may Transfer Shares to such Prospective Buyer unless, within eight business days after the date of delivery of the notice required by the second preceding sentence, the majority of the entire Board and the Requisite Stockholder Majority deliver written notice to the Prospective Selling Stockholder and all other Stockholders that such Prospective Buyer has been designated a Strategic Investor.  If, within such time period, a notice designating such Prospective Buyer a Strategic Investor is delivered, than the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer.  In the event any proposed Transfer to a Strategic Investor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such Prospective Buyer by any Tag Along Sellers.  Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3.4 shall not apply to any Transfers (i) to the Company or any of its subsidiaries, (ii) to any Stockholder, (iii) to any Affiliated Fund of any Stockholder, (iv) pursuant to Rule 144 effected as “brokers’ transactions” (as defined in Rule 144); or (v) pursuant to an underwritten Public

Offering or pursuant to Rule 144 directly to a “market maker” (as defined in Rule 144) or pursuant to a block sale to a financial institution in the ordinary course of its trading business, in each case of this clause (vi) in which, to the knowledge of the Prospective Selling Stockholder (after reasonable due inquiry), the underwriter(s), market maker(s) or block sale purchaser(s) do not intend to resell such Shares to any Person that, after giving effect to such resale, would own, directly or indirectly, more than five percent (5%) of then outstanding shares of the applicable class of Shares.

3.5.          Impermissible Transfer.  Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.6.          Notice of Transfer.  To the extent any Stockholder or Permitted Transferee shall Transfer any Shares, such Stockholder or Permitted Transferee shall, within three business days following consummation of such Transfer, deliver notice thereof to the Company and each other Stockholder (other than the Managers).

3.7.          Period.  Each of the foregoing provisions of this Section 3 shall expire upon a Change of Control.

4.     “TAG ALONG” AND “DRAG ALONG” RIGHTS.

4.1.          Tag Along.  If any Prospective Selling Stockholder proposes to Sell any Shares to any Prospective Buyer(s) in a Transfer pursuant to Section 3.1.5, other than a Transfer by a holder pursuant to the exercise of such holder’s rights under this Section 4.1:

4.1.1.  Notice.  The Prospective Selling Stockholder shall, prior to any such proposed Transfer, furnish a written notice (the “Tag Along Notice”) to each of the other holders of Shares (each, a “Tag Along Holder”).  The Tag Along Notice shall include:

(a)           the principal terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Shares of each such class held by the Prospective Selling Stockholder (the “Tag Along Sale Percentage”), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) the proposed Transfer date; and
(b)           an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Shares of the same class(es) being sold by the Prospective Selling Stockholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), with respect to each Share Sold, as the Prospective Selling Stockholder shall Sell each of its Shares.

4.1.2.  Exercise.  Within ten business days after the date of delivery of the Tag Along Notice (such date the “Tag-Along Deadline”), each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Stockholder, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Stockholder indicating the number of Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.1.1(b)).  Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall be deemed to have waived all of such holder’s rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 4.1.

4.1.3.  Reserved.

4.1.4.  Irrevocable Offer.  The offer of each Participating Seller contained in such holder’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Stockholder, up to such number of Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other principal terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in such holder’s Tag Along Offer by written notice to the Prospective Selling Stockholder and upon such withdrawal shall be released from such holder’s obligations thereunder.

4.1.5.  Reduction of Shares Sold.  The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer).  In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

(i)            there shall be first allocated to each Tag Along Seller a number of Shares equal to the lesser of (A) the number of Shares offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (B) a number of Shares equal to such Tag Along Seller’s Pro Rata Portion; and
(ii)           the balance, if any, not allocated pursuant to clause (i) above shall be allocated to the Prospective Selling Stockholder, or in such other manner as the Prospective Selling Stockholder may otherwise agree.

4.1.6.  Additional Compliance.  If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 4.1.1 and 4.1.2 shall be three business days and two business days, respectively.  In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 180th day after the date of delivery of the Tag Along Notice, each Participating Seller shall be released from such holder’s obligations under such holder’s Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 4.

4.2.          Drag Along.  Each holder of Shares hereby agrees, if requested by the Requisite Stockholder Majority, to Sell the same percentage (the “Drag Along Sale Percentage”) of each class of such Shares that is proposed to be sold by the Prospective Selling Stockholders to a Prospective Buyer in a Change of Control transaction approved by a majority of the entire Board, in the manner and on the terms set forth in this Section 4.2; provided, however, that no such Prospective Buyer shall be a member of a Principal Investor Group forming part of the acting Requisite Stockholder Majority, any Affiliate of any such member or any Person more than five percent (5%) of the economic interests in or voting power of which are directly or indirectly beneficially owned by any such member, unless such proposed Sale is approved by vote or written consent of each of the Investor Groups, each voting separately.

4.2.1.  Exercise.  The Prospective Selling Stockholders shall furnish a written notice (the “Drag Along Notice”) to each other holder of Shares at least ten business days prior to the consummation of the Change of Control transaction.  The Drag Along Notice shall set forth the principal terms and conditions of the proposed Sale, including (i) the number and class of Shares to be acquired from the Prospective Selling Stockholders, (ii) the Drag Along Sale Percentage for each class, (iii) the per share consideration to be received in the proposed Sale for each class, (iv) the name and address of the Prospective Buyer and (v) if known, the proposed Transfer date.  If the Prospective Selling Stockholders consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each a “Participating Seller”, and, together with the Prospective Selling Stockholders, collectively, the “Drag Along Sellers”) shall: (i) be bound and obligated to Sell the Drag Along Sale Percentage of such holder’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities) as the Prospective Selling Stockholders shall Sell each Share in the Sale (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities); and (ii) except as provided in Section 4.3.1, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Stockholders for the corresponding class of Shares (on an as converted basis, if applicable).  Except as provided in Section 4.3.1, if any holders of Shares of any class are given an option as to the form and amount of consideration to be received, all holders of Shares of such class will be given the same option.  Unless otherwise agreed by the Drag Along Sellers, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers.  If at the end of the 180th day after the date of delivery of the Drag Along Notice the Prospective Selling Stockholders have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2.

4.3.          Miscellaneous.  The following provisions shall be applied to any proposed Sale to which Sections 4.1 or 4.2 applies:

4.3.1.  Certain Legal Requirements.  In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholder(s) or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the right to Sell Shares in such proposed Sale.  In such event, the Prospective

Selling Stockholder(s) shall (i) in the case of a Sale pursuant to Section 4.1, have the right, but not the obligation, and (ii) in the case of a Sale pursuant to Section 4.2, have the obligation to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.3.2.  Further Assurances.  Each Participating Seller, whether in such holder’s capacity as a Participating Seller, stockholder, officer or director of the Company (subject to such officer’s or director’s fiduciary duty), or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1 or Section 4.2 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Stockholder(s) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence.  Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (on a pro rata basis) as the Prospective Selling Stockholder(s), and (b) in the case of a Sale pursuant to Sections 4.1 or 4.2, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Stockholder(s) in connection with such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

4.3.3.  Sale Process.  The Requisite Stockholder Majority, in the case of a proposed Sale pursuant to Section 4.2, or the Prospective Selling Stockholder, in the case of a proposed Sale pursuant to Section 4.1, shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof.  No holder of Shares nor any Affiliate of any such holder shall have any liability to any other holder of Shares or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 4.

4.3.4.  Treatment of Options, Warrants and Convertible Securities.  Each Participating Seller agrees that to the extent such Participating Seller desires to include Options, Warrants or Convertible Securities in any Sale of Shares pursuant to Section 4, such Participating Seller shall be deemed to have exercised, converted or exchanged such Options, Warrants or Convertible Securities immediately prior to the closing of such Sale to the extent necessary to Sell Stock to the Prospective Buyer, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security and agreed by the Prospective Buyer.  If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Stock that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.3.5.  Expenses.  All reasonable costs and expenses incurred by the Prospective Selling Stockholder(s) or the Company in connection with any proposed Sale pursuant to Section 4.2 (whether or not consummated), and all reasonable costs and expenses incurred by the Prospective Selling Stockholder(s) or the Company in order to comply with the requirements of this Section 4 in connection with any proposed Sale pursuant to Section 4.1 (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  The reasonable fees and expenses of a single legal counsel representing any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be paid by the Company.  Any other costs and expenses incurred by or on behalf of any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be borne by such Participating Seller(s).

4.3.6.  Closing.  The closing of a Sale to which Section 4.1 or 4.2 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice or Drag Along Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Drag Along Notice, at such time as the Prospective Selling

Stockholders shall specify by notice to each Participating Seller and (iii) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller.  At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.4.          Reserved.

4.5.          Period.  The provisions of this Section 4 above shall expire on a Change of Control.

4.6.          Post-Termination Tag Along.  In connection with a Change of Control in which any Investor Group immediately prior to such Change of Control continues to hold Shares or receives securities of another Person or Persons in consideration thereof, which Shares or securities are of a class that is not publicly traded, if any such Investor Group or member thereof receives “tag along” rights in respect of its Shares or such securities in connection with such Change of Control (whether such “tag along” rights are in respect of another Investor Group or any other holder of Shares or such securities), each other holder of Acquisition Shares shall receive pari passu “tag along” rights on a pro rata basis.

5.             RESERVED.

6.             REGISTRATION RIGHTS.  The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it.  Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

6.1.          Demand Registration Rights for Investor Registrable Securities.

6.1.1.  General.  One or more members of an Investor Group (the “Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors; provided, however, that the value of Registrable Securities that the Initiating Investors propose to sell in such Public Offering is at least twenty million dollars ($20,000,000); and provided, further, that the Initial Public Offering may not be initiated pursuant to this Section 6.1 without the approval of a majority of the entire Board and the approval of the Requisite Stockholder Majority.  The Company will then use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such registration) of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 6.2 by other Holders, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid and as otherwise specified by the Principal Participating Holders) of the Registrable Securities which the Company has been so requested to register, and (ii) if requested by the Principal Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1.1:

(a)           during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans); or
(b)           upon the request of any member of an Investor Group on any form other than Form S-3 (or any successor form) if the Company has previously effected a number of registrations of Registrable Securities under this Section 6.1.1 upon the request of the members of such Investor Group on any form other than Form S-3 (or any successor form) equaling or exceeding five (5), two (2), one (1) and one (1) with respect to the THL Investors, the Bain Investors, the Providence Investors and the Lexa Investors, respectively; provided, however, that any registration of Registrable Securities (i) which does not become and remain effective for at least 270 days in accordance with the provisions of this Section 6 or (ii) pursuant to which the Initiating Investors and all other holders of Registrable Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall not be included in the calculation of the numbers of registrations contemplated by this clause (b).

6.1.2.  Form.  Except as otherwise provided above, each registration requested pursuant to Section 6.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by the Principal Participating Holders; provided that if any registration requested pursuant to this Section 6.1 is proposed to be effected on Form S-3 (or any successor or similar short-form registration statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to such form, then the Company will supplement such registration statement as reasonably requested by such managing underwriter.

6.1.3.  Payment of Expenses.  The Company shall pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 6.1, including all reasonable expenses (other than fees and disbursements of counsel that do not constitute Registration Expenses) that any Holder incurs in connection with each registration of Registrable Securities requested pursuant to this Section 6.1.

6.1.4.  Additional Procedures.  In the case of a registration pursuant to Section 6.1 hereof, whenever the Principal Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to Holders referred to in Section 6.2.  In such event, the right of any Holder to have securities owned by such Holder included in such registration pursuant to Section 6.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Principal Participating Holders and such Holder).  If requested by the Principal Participating Holders, the Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

6.1.5.  Suspension of Registration.  If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 6.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for a period exceeding 60 days in any 12 month period.  In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities.  The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 6.1.5.  The Company agrees that, in the event it exercises its rights under this Section 6.1.5, it shall, within 30 days following such Holders’ receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

6.2.          Piggyback Registration Rights.

6.2.1.  Piggyback Registration.

6.2.1.1.    General.  Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 6.1 or otherwise) for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so.  Any Holder may, by written response delivered to the Company within 20 days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration.  The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences as may be customary or appropriate in combined primary and secondary offerings.  No registration of Registrable Securities effected under this Section 6.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 6.1 hereof.

6.2.1.2.    Excluded Transactions.  The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with:

(a)           Any Public Offering relating to employee benefit plans or dividend reinvestment plans;
(b)           Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or

(c)           The Initial Public Offering, unless such offering shall have been initiated pursuant to Section 6.1.1.

6.2.2.  Payment of Expenses.  The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 6.2

6.2.3.  Additional Procedures.  Holders participating in any Public Offering pursuant to this Section 6.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Registrable Securities included in the offering, and (ii) such holder’s net proceeds from such offering.

6.2.4.  Registration Statement Form.  The Company shall select the registration statement form for any registration pursuant to this Section 6.2 (other than a registration that is also pursuant to Section 6.1); provided that if any registration requested pursuant to this Section 6.2 is proposed to be effected on Form S-3 (or any successor form) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to such form, then the Company will supplement such registration statement as reasonably requested by such managing underwriter.

6.3.          Certain Other Provisions.

6.3.1.  Underwriter’s Cutback.  In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten.  Notwithstanding any contrary provision of this Section 6 and subject to the terms of this Section 6.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that, if the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 6.3.1).  Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by other shareholders shall be excluded unless the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 10.2, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(i)            there shall be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (A) the number of such shares requested to be registered by such holder, and (B) a number of such shares equal to such holder’s Pro Rata Portion;
(ii)           the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those holders requesting that their Registrable Securities or Parity Shares be registered in such registration which requested to register a number of such shares in excess of such holder’s Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and
(iii)          the balance, if any, not allocated pursuant to clause (ii) above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling Holder, as defined in this sentence.  No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 6.1.1 or 6.2.1.1, the Holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Principal Participating Holders; provided that, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to Section 6.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Principal Participating Investors, then the Principal Participating Investors shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

6.3.2.  Registration Procedures.  If and in each case when the Company is required to effect a registration of any Registrable Securities as provided in this Section 6, the Company shall promptly:

(i)            prepare and, in any event within sixty days (forty-five days in the case of a Form S-3 registration) after the end of the period under Section 6.2.1.1 within which a piggyback request for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within ninety days of the initial filing;
(ii)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 6.1 or 6.2, the Company will furnish to counsel selected pursuant to Section 6.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;
(iii)          furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;
(iv)          use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;
(v)           notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(vi)          otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;
(vii)         (i) if such Registrable Securities are Common Stock (including Common Stock issuable upon conversion, exchange or exercise of another security), use its best efforts to list such Registrable Securities on any securities exchange or authorize for quotation on each other market (including, if applicable, the National Association of Securities Dealers, Inc. (the “NASD”) Automated Quotation System) on which the Common Stock is then listed or authorized for quotation if such Registrable Securities are not already so listed or authorized for quotation; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii)        enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 6.4 hereof, and take such other actions as the Principal Participating Holders or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;
(ix)           obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Principal Participating Holders shall reasonably request;
(x)            make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (x) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);
(xi)           notify counsel (selected pursuant to Section 6.3.3 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (a) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;
(xii)          make every commercially reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(xiii)         if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;
(xiv)        cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;
(xv)         obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;
(xvi)        cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and
(xvii)       use its commercially reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

6.3.3.  Selection of Underwriters and Counsel.  The underwriters and legal counsel to be retained by the Company in connection with any Public Offering shall be selected by the Board; provided that, in the case of an offering following a request therefor under Section 6.1.1, such underwriters and counsel shall be reasonably acceptable to the Principal Participating Holders.  In connection with any registration of Registrable Securities pursuant to Sections 6.1 and 6.2 hereof, the Principal Participating Holders may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent, at such Holders’ expense, all such remaining Holders.

6.3.4.  Holder Lock-Up.  In connection with each underwritten Public Offering each Holder agrees to become bound by and to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, as is entered into by the Principal Participating Holders with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”); provided, however, that no Holder shall be required to enter into a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement.  Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, (ii) Transfers to Permitted Transferees of such Holder in accordance with the terms of this Agreement, (iii) conversions of shares of Stock into other classes of Stock without change of holder and (iv) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization in accordance with the terms of this Agreement.

6.3.5.  Company Lock-Up.  If any registration pursuant to Section 6.1 of this Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within 90 days (or such shorter period as the managing underwriters may require) after, the effective date of such registration (except as part of such registration).

6.3.6.  Other Agreements.  The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 6.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (i) rights of registration in the nature or substantially in the nature of those set forth in Section 6.1 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Investors can first exercise their rights under Section 6.1.

6.4.          Indemnification and Contribution.

6.4.1.  Indemnities of the Company.  In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 6 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof.  The indemnities of the Company and of its subsidiaries contained in this Section 6.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities or any termination of this Agreement.

6.4.2.  Indemnities to the Company.  Subject to Section 6.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 6, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

6.4.3.  Contribution.  If the indemnification provided for in Sections 6.4.1 or 6.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 6.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 6.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just or equitable if contribution pursuant to this Section 6.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence.  The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.4.4.  Limitation on Liability of Holders of Registrable Securities.  The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 6.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

6.4.5.  Indemnification Procedures.  Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.  In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who shall be approved by the Principal Participating Holders in the registration in respect of which such indemnification is sought.  No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

6.5.          Permitted Assignees.

6.5.1.  Piggyback Registration Rights.  The rights of a holder of Registrable Securities to cause the Company to register its Registrable Securities pursuant to Section 6.2 may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with the terms of this Agreement to: (a) an Affiliate of such holder, (b) a Charitable Organization or (c) any other transferee that in the case of this clause (c) acquires shares of Registrable Securities either (i) for consideration of at least $10,000,000 or (ii) having a then fair market value (determined in good faith by the Board) of at least $10,000,000 (the transferees in clauses (a) through (c) each a “Permitted Piggyback Assignee”).  Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 6.5.1 shall be effective unless the Permitted Piggyback Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Other Holder Shares and shall be subject to all of the provisions of this Agreement relating to Other Holder Shares and that such Permitted Piggyback Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Other Holder Shares hereunder.  A transferee to whom rights are transferred pursuant to this Section 6.5.1 may not again transfer such rights to any Person, other than as provided in this Section 6.5.1.

7.     COVENANTS.

7.1.          Reserved.

7.2.          Confidentiality.  Each holder of Shares agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 7.2 by such holder or its Affiliates), (ii) is or has been independently developed or conceived by such holder without use of the Company’s confidential information or (iii) is or has been made known or disclosed to such holder by a third party (other than an Affiliate of such holder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such holder; provided, however, that a holder may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective purchaser of any Shares from such holder as long as such prospective purchaser agrees to be bound by the provisions of this Section 7.2, (c) to any Affiliate, partner or member of such holder in the ordinary course of business, or (d) as may otherwise be required by law, provided that such holder takes reasonable steps to minimize the extent of any such required disclosure; and provided, further, however, that the acts and omissions of any Person to whom such holder may disclose confidential information pursuant to clauses (a) through (c) of the preceding proviso shall be attributable to such holder for purposes of determining such holder’s compliance with this Section 7.2.  Each of the parties hereto acknowledge that the holders of Shares may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Section 7.2 shall preclude or in any way restrict the holders of Shares or their Affiliates from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company.

7.3.          Directors’ and Officers’ Insurance.  The Company shall purchase, within a reasonable period following the Closing, and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions.  The provisions of this Section 7.3 shall survive any termination of this Agreement.

8.     REMEDIES.

8.1.          Generally.  The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

8.2.          Deposit.  Without limiting the generality of Section 8.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall  cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares shall terminate.  Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

9.     LEGENDS.

9.1.          Restrictive Legend.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

9.2.          1933 Act Legends.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”

9.3.          Stop Transfer Instruction.  The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

9.4.          Termination of 1933 Act Legend.  The requirement imposed by Section 9.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.  Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 9.2 hereof.

10.  AMENDMENT, TERMINATION, ETC.

10.1.        Oral Modifications.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

10.2.        Written Modifications.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and holders of a Majority in Interest of the Shares; provided, however, that:

(a)           the consent of each of the Investor Groups shall be required for any amendment, modification, extension, termination or waiver (an “Amendment”) of the provisions of Section 2, Section 12.8 or this clause (a) of Section 10.2; provided, however, that such consent shall not be required for any Amendment of the provisions of Section 2 adopted with the consent of a majority of the entire Board and the Requisite Stockholder Majority (i) in connection with the consummation of, or at any time following, an Initial Public Offering, other than an Amendment of the provisions of Section 2.1.1, Section 2.1.2 (excluding Amendments to the extent relating to the Independent Directors), Section 2.1.3, Section 2.1.4 or Section 2.10, or any related provisions of Section 2.2 or Section 2.3, or (ii) in connection with any transaction described in Section 2.4.5 or 2.4.6 of the Original Agreement that has been approved by a majority of the entire Board and the Requisite Stockholder Majority, to the extent such Amendment does no more than increase the number of directors of the Company and/or extend Board designation rights to any Person related to such transaction other than a member of an Investor Group or its Affiliates;
(b)           the consent of each of the Investor Groups shall be required for any Amendment of the provisions of Section 4.1, Section 4.6, any related provisions of Section 3.1.5 or Section 4.3 or this clause (b) of Section 10.2;
(c)           the consent of each of the Principal Investor Groups shall be required for any Amendment of the provisions of Section 10.3 or this clause (c) of Section 10.2;
(d)           the consent of any Investor Group shall be required for any Amendment that discriminates against such Investor Group as such under this Agreement;
(e)           the consent of the Requisite Stockholder Majority shall be required for any Amendment that discriminates against the Principal Investor Groups as such under this Agreement;
(f)            Reserved;

(g)           the consent of the holders of a Majority in Interest of the Management Shares shall be required for any Amendment that discriminates against the holders of Management Shares as such under this Agreement;
(h)           the consent of the holders of a Majority in Interest of the Other Holder Shares shall be required for any Amendment that discriminates against the holders of Other Holder Shares as such under this Agreement;
(i)            the consent of any party shall be required for any Amendment that discriminates against such party; and
(j)            the Board may in its discretion from time to time permit or require any employee of the Company or its subsidiaries to join this Agreement as a Manager, and no consent of any Stockholder or other party hereto shall be required to effect such an Amendment.
Each such Amendment shall be binding upon each party hereto and each holder of Shares or Other Holder Shares subject hereto.   In addition, each party hereto and each holder of Shares or Other Holder Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.  To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant this Section 10.2, any Amendment to the definitions used in such Section shall also require the specified consent.

10.3.        Withdrawal from Agreement.  Any holder of Shares or Other Holder Shares (other than a holder of Management Shares) that, together with its Affiliates, holds less than five percent (5%) of the then outstanding shares of Common Stock may elect (on behalf of itself and its Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the other parties hereto, to withdraw from this Agreement and thereby terminate this Agreement as to the Withdrawing Holders.  From the date of delivery of such withdrawal notice, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement, and the Shares or Other Holder Shares held by the Withdrawing Holders shall conclusively be deemed thereafter not to be Shares or Other Holder Shares, as the case may be, under this Agreement; provided, however, that such Withdrawing Holders, if they constitute an Investor Group, shall cause the resignation of any Investor Directors designated by such Investor Group; provided, further, that the Withdrawing Holders shall nonetheless be obligated under Section 6.3.4 with respect to any Pending Underwritten Offering to the same extent that they would have been obligated if they had not withdrawn; and provided, further, that the rights and obligations of such Withdrawing Holders under Section 6.4 shall survive such withdrawal.

10.4.        Effect of Termination.  No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

11.  DEFINITIONS.  For purposes of this Agreement:

11.1.        Certain Matters of Construction.  In addition to the definitions referred to or set forth below in this Section 11:

(i)            The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
(ii)           The word “including” shall mean including, without limitation;
(iii)          Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and
(iv)          The masculine, feminine and neuter genders shall each include the other.

11.2.        Definitions.  The following terms shall have the following meanings:

“Acquisition” shall have the meaning set forth in the Recitals.

“Acquisition Agreement” shall have the meaning set forth in the Recitals.

“Acquisition Shares” shall mean: (a) for purposes of Section 4.6, all shares of Stock held by (i) the members of any Investor Group or (ii) their respective Permitted Transferees; and (b) for all other purposes, all Shares held by (i) the members of any Investor Group or (ii) their respective Permitted Transferees.

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person and (c) if such specified Person is a natural Person, any Family Member of such natural Person.  Music Capital Partners, L.P and ALP Music Partners, L.P. shall be deemed to be Affiliates of each other for purposes of Section 12.8.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 10.2.

“Bain Director” shall mean a member of the Board of Directors designated by one or more Bain Investors.

“Bain Investors” shall mean, as of any date, Bain Capital Integral Investors, LLC, Bain Capital VII Coinvestment Fund, LLC and BCIP TCV, LLC, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Board” shall have the meaning set forth in Section 2.1.1.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“CEO Director” shall have the meaning set forth in Section 2.1.1.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than 50% of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), excluding (except with respect to a transaction or series of related transactions in connection with which the “drag along right” under Section 4.2 is being exercised) the Investor Groups; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company; provided that (x) any consolidation or merger effected exclusively to change the domicile of the Corporation or to form a holding company in which the stockholders of the Company immediately prior to such consolidation or merger own capital stock representing economic interests and voting power with respect to such redomiciled entity or holding company in substantially the same proportions as their ownership of capital stock of the Company shall be excluded from clauses (a) and (b) above and (y) any bona fide primary or secondary public offering shall be excluded from clause (b) above.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

 “Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, $.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Shares” shall mean Shares in respect of capital stock of the Company.

“Controlled Company” shall mean a “controlled company” as defined from time to time under the New York Stock Exchange’s corporate governance listing standards.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Covered Person” shall have the meaning set forth in Section 6.4.1.

“Drag Along Notice” shall have the meaning set forth in Section 4.2.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

“Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 8.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Fair Market Value” shall mean, as of any date, as to any Share, the Board’s good faith determination of the fair value of such Share as of the applicable reference date.

“Family Member” shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by the foregoing.

“Holders” shall mean the holders of Registrable Securities under this Agreement.

“Indemnitee” shall have the meaning set forth in Section 6.4.3.

“Independent Directors” shall have the meaning set forth in Section 2.1.1.

“Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Investors” shall have the meaning set forth in Section 6.1.1.

“Investor Directors” shall mean the THL Directors, the Bain Directors, the Providence Directors and the Lexa Directors.

“Investor Group” shall mean any one of (a) the THL Investors, collectively, (b) the Bain Investors, collectively, (c) the Providence Investors, collectively and (d) the Lexa Investors, collectively.  Where this Agreement provides for the vote, consent or approval of any Investor Group, such vote, consent or approval shall be determined by the Majority THL Investors, the Majority Bain Investors, the Majority Providence Investors or the Majority Lexa Investors, as the case may be, except as otherwise specifically set forth herein.

“Investors” shall have the meaning set forth in the Preamble.

“Lexa Director” shall mean a member of the Board of Directors designated in accordance with Section 2.1.2(iv).

“Lexa Investors” shall mean, as of any date, Music Capital Partners, L.P and, from and after a Lexa Triggering Event, ALP Music Partners, L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Lexa Triggering Event” shall mean the earlier to occur of Edgar Bronfman, Jr. (a) ceasing to serve as the chief executive officer of the Company and the senior executive officer of the Company’s Recorded Music Business and Music Publishing Business (as such terms are defined in the Acquisition Agreement) or (b) ceasing to control (as such term is used in the definition of “Affiliate”) the general partner of Music Capital Partners, L.P.

 “Majority Bain Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Bain Investors.

“Majority in Interest” shall mean, (a) with respect to a set of Shares and/or Other Holder Shares of a single class, a majority of such Shares and/or Other Holder Shares and (b) with respect to a set of Shares and/or Other Holder Shares of more than one class, a majority in aggregate Fair Market Value of such Shares and/or Other Holder Shares.

“Majority Lexa Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Lexa Investors.

“Majority Providence Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Providence Investors.

“Majority THL Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the THL Investors.

“Management Shares” shall mean (a) all shares of Stock held by a Manager, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Manager, treating such Options, Warrants and Convertible Securities as a number of Management Shares equal to the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Management Shares is to be determined); provided, however, in connection with a Transfer to a Manager of any Shares that are not then Management Shares, such Shares shall not become Management Shares as a result of such Transfer if such Manager is then a Permitted Transferee of the holder of such Shares.  Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.  For the avoidance of doubt, any Shares held by any Lexa Investor (other than Shares Transferred to such Lexa Investor under the circumstances described in the preceding sentence) shall not be deemed Management Shares.

“Managers” shall have the meaning set forth in the Preamble and shall include any Permitted Transferee of any Manager that, at any time, holds Shares or Other Shares.

“Midco” shall have the meaning set forth in the Preamble.

“NASD” shall have the meaning set forth in Section 6.3.2(vii).

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or Midco or any right to purchase shares pursuant to this Agreement.

“Other Holder Shares” shall mean (a) all shares of Stock held by an Other Holder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by an Other Holder, treating such Options, Warrants and Convertible Securities as a number of Other Holder Shares equal to the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Other Holder Shares is to be determined).

“Other Holders” shall have the meaning set forth in the Preamble.

“Parity Shares” shall have the meaning set forth in Section 6.3.1.

“Participating Seller” shall have the meaning set forth in Section 4.1.2 and 4.2.1.

“Pending Underwritten Offering” means, with respect to any Withdrawing Holder withdrawing from this Agreement pursuant to Section 10.3, any underwritten Public Offering for which a registration statement relating thereto is or has been filed with the Commission either prior to, or not later than the sixtieth day after, the effectiveness of such Withdrawing Holder’s withdrawal from this Agreement.

“Permitted Piggyback Assignee” shall have the meaning set forth in Section 6.5.1.

“Permitted Transferee” shall mean, in respect of any Stockholder or Permitted Transferee, any Affiliate of such Stockholder or Permitted Transferee to the extent such Person agrees to be bound by the terms of this Agreement in accordance with Section 3.2.  In addition, upon the occurrence of a Lexa Triggering Event and until the earlier to occur of: (i) the completion of a period of sixty (60) days thereafter and (ii) the completion of the Transfer described in the following, ALP Music Partners, L.P. shall be deemed a Permitted Transferee of Music Capital Partners, L.P. for purposes of a single Transfer by Music Capital Partners, L.P. to ALP Music Partners, L.P., as one of its limited partners, of a number of Shares equal to such limited partner’s proportionate interest in all of the Shares then held by Music Capital Partners, L.P., to the extent such limited partner agrees to be bound by the terms of this Agreement in accordance with Section 3.2.  In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself; provided, however, that the foregoing shall not apply as between Music Capital Partners, L.P. and ALP Music Partners, L.P.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Investor Group” shall mean any one of (a) the THL Investors, collectively, (b) the Bain Investors, collectively and (c) the Providence Investors, collectively; provided, however, that any such Investor Group shall cease to be a Principal Investor Group at such time after the Closing, and at all times thereafter, as such Investor Group ceases to hold the greater of (i) at least [______] shares (as such threshold may be adjusted from time to time pursuant to the following sentence) of adjusted Common Stock (appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving the Common Stock) or (ii) at least [______] shares of Common Stock (appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving the Common Stock).  The threshold amount for adjusted Common Stock set forth above shall automatically be proportionately reduced effective immediately prior to any Proportionate Reduction Event; provided that no adjustment pursuant to the foregoing shall cause any former Principal Investor Group to again become a Principal Investor Group

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 6.3.4.

“Principal Participating Holders” shall mean, with respect to any Public Offering, (i) the two holders (determined in accordance with Section 6.3.1) including the greatest number of Registrable Securities in such Public Offering, (ii) if there are more than two such holders including the greatest number of Registrable Securities in such Public Offering, all of such holders and (iii) if there is only one such holder including any Registrable Securities in such Public Offering, such holder.  Where this Agreement provides for the vote, consent or approval of the Principal Participating Holders, such vote, consent or approval shall be required of each such holder as identified in the preceding sentence.

“Pro Rata Portion” shall mean:

(i)            for purposes of Section 4.1.5, with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such Tag Along Seller and the denominator of which is the aggregate number of Shares held by all Tag Along Sellers; and
(ii)           for purposes of Section 6.3, with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

“Proportionate Reduction Event” shall mean, at any time that immediately prior thereto there are at least two Investor Groups each of which is then entitled to designate at least one director pursuant to Section 2.1, the consummation of any transaction or series of related transactions (including any dividend, distribution, redemption, stock repurchase or comparable transaction), whether or not the Company is a party thereto, that effects a reduction in the number of Shares of Common Stock held by each such Investor Group that, in the good faith determination of a majority of the entire Board, is substantially proportionate with respect to each such Investor Group.

 “Prospective Buyer” shall mean any Person proposing to purchase shares from a Prospective Selling Stockholder.

“Prospective Selling Stockholder” shall mean:

(i)            for purposes of  Section 3.4, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer;
(ii)           for purposes of  Section 4.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer;  and
(iii)          for purposes of Section 4.2, any Stockholder forming part of the acting Requisite Stockholder Majority that has elected to exercise the drag along right provided by such Section.

“Providence Director” shall mean a member of the Board of Directors designated by one or more Providence Investors.

“Providence Investors” shall mean, as of any date, Providence Equity Partners IV, L.P. and Providence Equity Operating Partners IV, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

 “Purchaser” shall have the meaning set forth in the Preamble.

“Registrable Securities” shall mean (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares or Other Holder Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such securities shall have ceased to be Shares or Other Holder Shares hereunder, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144 or Rule 145, (iv) disposition of such securities may be made under Rule 144 or 145 and the holder of such securities holds no more than one percent of the shares of the applicable class outstanding as shown by the most recent report or statement published by the Company, (v) subject to the provisions of Section 8.2 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 or Rule 145 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144), (vi) such securities shall have ceased to be outstanding or (vii) the holder thereof shall have withdrawn from this Agreement pursuant to Section 10.3.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 6 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any), including (a) all Commission and securities exchange or NASD registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 6.3.2(vii) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel for the Holders selected pursuant to the terms of Section 6, (g) any fees and disbursements customarily paid by the issuers of securities, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders).

“Regulation D” shall mean Regulation D under the Securities Act.

“Requisite Stockholder Majority” shall mean at any time the approval of  (a) (i) any Principal Investor Group then holding a number of shares of Common Stock constituting Shares that is no less than that held by any other Principal Investor Group and (ii) if only one Principal Investor Group is described in clause (a)(i), any other Principal Investor Group, if any and (b) if there are no Principal Investor Groups, the holders of a majority of the outstanding Common Stock constituting Shares.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 (or any successor Form) pursuant to Rule 145.

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).  Shares shall include Management Shares for all purposes of this Agreement except with respect to Section 7.

“Stock” shall mean the Common Stock.

“Stockholders” shall have the meaning set forth in the Preamble.

“Strategic Investor” shall mean, with respect to any proposed Transfer, any (a) Person that is determined by (i) a majority of the entire Board and (ii) the Requisite Stockholder Majority to be a competitor of the Company or any of its subsidiaries or a potential strategic investor in the Company or any of its subsidiaries and (b) any Affiliate of any such Person.  For purposes hereof, without limiting the foregoing, any Person with substantial operations in the Recorded Music Business (as defined in the Acquisition Agreement) or the Music Publishing Business (as defined in the Acquisition Agreement) shall be presumed to be a Strategic Investor unless (i) a majority of the entire Board and (ii) the Requisite Stockholder Majority otherwise determine.

“Tag Along Deadline” shall have the meaning set forth in Section 4.1.2..

“Tag Along Holder” shall have the meaning set forth in Section 4.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 4.1.2.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1.

“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.

“THL Director” shall mean a member of the Board of Directors designated by one or more THL Investors.

“THL Investors” shall mean, as of any date, Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Putnam Investment Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees Securities Company II LLC, 1997 Thomas H. Lee Nominee Trust, Thomas H. Lee Investors Limited Partnership and THL WMG Equity Investors, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

 “Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares or Other Holder Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Withdrawing Holders” shall have the meaning set forth in Section 10.3.

12.  MISCELLANEOUS.

12.1.        Authority; Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.  The Company and Midco shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

12.2.        Notices.  Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, the Purchaser or Midco, to it at:

Warner Music Group Corp.
75 Rockefeller Plaza
New York, New York 10019
Facsimile: (212) 956-0529
Attention: Trent Tappe, Esq.

with copies to:

Thomas H. Lee Partners, L.P.
75 State Street
Boston, Massachusetts 02109
Facsimile: (617) 227-3514
Attention: Scott Sperling

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention:	John Finley, Esq.
Brian Stadler, Esq.

and

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02210

Facsimile: (617) 951-7050
Attention: Alfred Rose, Esq.

If to a Stockholder or an Other Holder, to it at the address set forth in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12.3.        Binding Effect, Etc.  Except for restrictions on the Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.  Except as otherwise expressly provided herein, no Holder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

12.4.        Descriptive Headings.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

12.5.        Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

12.6.        Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.7.        No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

12.8.        Aggregation of Shares.  All Shares held by a Stockholder and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under Sections 3.3, 4 and 6.  Within any Investor Group, the Stockholders may allocate the ability to exercise any rights under this Agreement in any manner that such Investor Group (by a Majority in Interest of the Shares held by such Investor Group) sees fit.

13.  GOVERNING LAW.

13.1.        Governing Law.  This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13.2.        Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above.  Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction.  Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.2 hereof is reasonably calculated to give actual notice.

13.3.        WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.   ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4.        Exercise of Rights and Remedies.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	WARNER MUSIC GROUP CORP.

By:
Name:
Title:

MIDCO:	WMG HOLDINGS CORP.

By:
Name:
Title:

PURCHASER:	WMG ACQUISITION CORP.

By:
Name:
Title:

THE INVESTORS:	THOMAS H. LEE EQUITY FUND V, L.P.
By: THL Equity Advisors V, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner

By: *
Name:
Title:

THOMAS H. LEE PARALLEL FUND V, L.P.
By: THL Equity Advisors V, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner

By: *
Name:
Title:

THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.
By: THL Equity Advisors V, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner

By: *
Name:
Title:

THL WMG EQUITY INVESTORS, L.P.
By: THL Equity Advisors V, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner

By: *
Name:
Title:

*  The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page above:

Name:
Title:	Principal Managing Director

1997 THOMAS H. LEE NOMINEE TRUST
By:	State Street Bank and Trust Company, not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust

By:
Name:	Gerald R. Wheeler
Title:	Vice President

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
By:	THL Investment Management Corp., its general partner

By:
Name:	Thomas H. Lee
Title:	Chief Executive Officer

PUTNAM INVESTMENT HOLDINGS, LLC
By:	Putnam Investments, LLC, its managing member

By:	*
Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC
By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member

By:	*
Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC
By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member

By:	*
Name:
Title:	Managing Director

*  The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page above:

Name:

BAIN CAPITAL INTEGRAL INVESTORS, LLC

By:	*
Name:
Title:	Authorized Person

BAIN CAPITAL VII COINVESTMENT FUND, LLC
By:	Bain Capital VII Coinvestment Fund, L.P.,
it sole member
By:	Bain Capital Partners VII, L.P.,
its general partner
By:	Bain Capital Investors, LLC,
its general partner

By:	*
Name:
Title:	Managing Director

BCIP TCV, LLC
By:	Bain Capital Investors, LLC

By:	*
Name:
Title:	Managing Director

*  The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page above:

Name:

PROVIDENCE EQUITY PARTNERS IV, L.P.
By:	Providence Equity Partners GP IV L.P.,
its general partner
By:	Providence Equity Partners IV LLC,
its general partner

By: *
Name:
Title:

PROVIDENCE EQUITY OPERATING PARTNERS IV, L.P.
By:	Providence Equity Partners GP IV L.P.,
its general partner
By:	Providence Equity Partners IV LLC,
its general partner

By: *
Name:
Title:

 *  The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page above:

Name:

MUSIC CAPITAL PARTNERS, L.P.
By:	MUSIC PARTNERS CAPITAL LIMITED
its general partner

By:
Name:
Title:

THE MANAGERS:

Edgar Bronfman, Jr.	Lyor Cohen

Julie Greenwald	Kevin Liles

Paul Rene Albertini	Nick Phillips

Alex Zubillaga	Michael Fleisher

Dave Johnson	Richard Blackstone

Jason Flom	Craig Kallman

Gerolamo Caccia	Lachie Rutherford

Tom Whalley	Michael Ward

David Foster

Schedule 1

Holdings of Outstanding Shares

Holder	Warner Music Group Corp. Common Stock
Thomas H. Lee Equity Fund V, L.P.
Thomas H. Lee Parallel Fund V, L.P.
Thomas H. Lee Equity (Cayman) Fund V, L.P.
Putnam Investment Holdings, LLC
Putnam Investments Employees’ Securities Company I LLC
Putnam Investments Employees’ Securities Company II LLC
1997 Thomas H. Lee Nominee Trust
Thomas H. Lee Investors Limited Partnership
THL WMG Equity Investors, L.P.
Bain Capital Integral Investors, LLC
BCIP TCV, LLC
Bain Capital VII Coinvestment Fund, LLC
Providence Equity Partners IV L.P.
Providence Equity Operating Partners IV L.P.
Music Capital Partners, L.P.
Edgar Bronfman, Jr.
Lyor Cohen
Julie Greenwald
Kevin Liles
Paul Rene Albertini
Nick Phillips
Alex Zubillaga
Michael Fleisher
Dave Johnson
Richard Blackstone